UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2017

Nxt-ID, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-54960	46-0678374
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Nxt-ID, Inc.

285 North Drive

Suite D

Melbourne, FL 32934

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (203) 266-2103

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry into a Material Definitive Agreement

As previously disclosed on Current Report to Form 8-K filed by Nxt-ID, Inc. (the “Company”) on July 27, 2016, on July 25, 2016, the Company entered into a securities purchase agreement with certain accredited investors (the “Investors”) under which the Investors agreed to purchase an aggregate of 4,500,000 shares of the Company’s Series B Convertible Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”), and warrants to purchase 5,625,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), for an aggregate purchase price of $4,500,000 (the “Equity Financing”).

On February 6, 2017, several of the Investors and the Company entered into letter agreements (the “Letter Agreements”), pursuant to which the Investors agreed that until the Investors no longer hold Common Stock underlying the Series B Preferred Stock, each Investor will not trade more than 6.5% (18.75% in the aggregate) of the daily trading volume of the Common Stock on any day that any market or exchange on which the Common Stock is listed or quoted for trading is open for trading.

The foregoing description of the terms of the Letter Agreements is qualified in its entirety by reference to the provisions of the Form of Letter Agreement filed as Exhibit 10.1 to this Current Report to Form 8-K, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
Exhibit 10.1	Form of Letter Agreement, dated February 6, 2017

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 10, 2017	NXT-ID, INC.

	By:	/s/ Gino M. Pereira
Name: Gino M. Pereira Title: Chief Executive Officer

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